                          FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT is entered into as of this 1st day of October, 1999 among THE TRAVELERS INSURANCE COMPANY, THE TRAVELERS LIFE AND ANNUITY COMPANY (collectively hereinafter to be referred to as "Travelers"), both life insurance companies organized under the laws of the State of Connecticut, AMERICAN VARIABLE INSURANCE SERIES (also known as AMERICAN FUNDS INSURANCE SERIES) ("Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, AMERICAN FUNDS DISTRIBUTORS, INC. ("AFD"), a corporation organized under the laws of the state of California, and having a business address of 333 South Hope Street, Los Angeles, California 90071, and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware, and having a business address of 333 South Hope Street, Los Angeles, California 90071.

                                   WITNESSETH:

     WHEREAS, Travelers proposes to issue to the public, now and in the future, certain multi-manager variable annuity contracts ("Contracts") as set forth in Appendix A;

     WHEREAS, Travelers has established one or more separate accounts ("Account"), as set forth in Appendix B, for the purposes of issuing the Contracts and has or will register the Account with the United States Securities and Exchange Commission ("the SEC") as an unit investment trust under the Investment Company Act of 1940 ("the 1940 Act");

     WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the SEC granting relief from the certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

     WHEREAS, the Series is divided into various funds ("Funds"), as set forth in Appendix C, each Fund being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Fund;

     WHEREAS, certain Funds will serve as the underlying investments for the Contracts as set forth in Appendix C;

     WHEREAS, AFD, a regulated broker-dealer, will provide certain services to Travelers with regard to the Contracts; and

     WHEREAS, CRMC is the investment adviser for the Series.

     NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Travelers, the Account, the Series, AFD and CRMC hereby agree as follows:

     1. The Series and CRMC each represents and warrants to Travelers that: (i) a registration statement under the Securities Act of 1933 ("1933 Act") and under the 1940 Act with respect to the Series has been filed with the SEC in the form previously delivered to Travelers, and copies of any and all amendments thereto will be forwarded to Travelers at the time that they are filed with the SEC;
(ii) the Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified as an open-end management investment company; and (iii) the Series registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Travelers expressly for use therein.

     2. The Series will furnish to Travelers such information with respect to the Series in such form and signed by such of its officers as Travelers may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Travelers immediately of: (a) any request by the SEC (i) for amendment of the registration statement relating to the Series or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose;
(c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

     3. The Series will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts.

     4. The Series agrees to make Class 1 and Class 2 shares of all of its Funds available to the Contract. To the extent Travelers uses Class 2 shares, it will be entitled to a fee from the Series of .25% per annum of Class 2 assets attributable to the Contracts to offset Contract marketing expenses for as long as the Series' Rule 12b-1 plan remains in effect. Fund shares to be made available to Accounts for the Contracts shall be sold by the Series and purchased by Travelers for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current prospectus of the Series. For purposes of this Paragraph 4, Travelers shall be a designee of the Series for receipt of such orders from each Account, and receipt by such designee by 4:00 p.m. Eastern time shall constitute receipt by the Series only if the net purchase or redemption orders are transmitted to the Series by Travelers by 10:00 a.m. Eastern time on the day following Travelers' receipt of that information. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series calculates its net asset value pursuant to the rules of the SEC. The Series will make its shares available indefinitely for purchase at the applicable net asset value per share on those days on which the Series calculates its net asset value pursuant to the rules of the SEC, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each of the Funds available to Travelers on a daily basis as soon as reasonably practical after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Series, and its investment adviser, CRMC, are responsible for maintaining net asset values for the Funds in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Funds shall be ordered in such quantities and at such times as determined by Travelers to be necessary to meet the requirements of the Contracts. Orders or payments for shares purchased will be sent promptly to the Series and will be made in federal funds transmitted by wire.

     The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series deems it appropriate and in the best interests of the Series or in response to the order of an appropriate regulatory authority.

     5. The Contracts funded through the Account will provide for the allocation of net amounts among certain subaccounts for investment in such shares of the Funds as may be offered from time to time in the Contracts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

     6. Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Fund will be recorded by the Series as instructed by Travelers in an appropriate title for the corresponding Account or subaccount.

     7. The Series shall furnish notice promptly to Travelers of any dividend or distribution payable on any shares underlying subaccounts. Travelers hereby elects to receive all such dividends and distributions as are payable on shares of a Fund recorded in the title for the corresponding subaccount in additional shares of that Fund. The Series shall notify Travelers of the number of shares so issued. Travelers reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

     8. The Series shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Paragraph 8, Travelers shall be a designee of the Series for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice of such request for redemption by 10:00 a.m. Eastern time on the following Business Day. Travelers shall purchase and redeem the shares of Funds offered by the then current prospectus of the Series in accordance with the provisions of such prospectus.

     9. The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase for the Account. The Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to this Agreement. The Series will provide Travelers, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

     10. Travelers shall bear the expenses for the cost of printing and distribution of Series prospectuses to be sent to prospective Contract owners. The Series shall provide, at its expense, such documentation (in camera ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Travelers once each year (or more frequently if the prospectus for the Series is amended) to have the prospectus or prospectuses for the Contracts and the Series prospectus printed together in one or more documents (such printing to be done at Travelers' expense).

     11. Travelers represents and warrants to the Series that any information furnished in writing by Travelers to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     12. Travelers and its affiliates shall make no representations concerning the Series' shares except those contained in the then current prospectus of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by CRMC as supplemental to the appropriate fund prospectus or in materials approved by AFD.

     13. Shares of the Series may be offered to separate accounts of various insurance companies in addition to Travelers. No shares of the Series shall be sold to the general public in contravention of Section 817 of the Internal Revenue Code of 1986 as amended and the regulations thereunder ("Section 817").

     14. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board of Trustees of the Series shall promptly notify Travelers of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Travelers will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.

     15. The Series agrees to comply with the diversification requirements of
Section 817.

     16. Travelers agrees to indemnify and hold the Series harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which the Series may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of Travelers: (a) making untrue statements of material facts or omitting material facts in the registration statement, prospectus or sales literature of the Contracts and/or Accounts; (b) making untrue statements of material facts that the Series includes in their materials, provided the Series relies on information supplied by Travelers; (c) unlawful conduct by Travelers with respect to the sale of the Contracts or Fund shares; and (d) materially breaching this Agreement or a representation or warranty.

     17. The Series and CRMC each agrees to indemnify and hold Travelers harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which Travelers may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Series', AFD's or CRMC's (a) making untrue statements of material facts or omitting material facts in the registration statement, prospectus or sales literature of the Series; (b) making untrue statements of material facts that the Series includes in their materials, provided Travelers relies on information supplied by the Series; (c) unlawful conduct by the Series with respect to the sale of the Contracts or Fund shares; and (d) materially breaching this Agreement or a representation or warranty.

     18. Travelers shall be responsible for assuring that the Account calculates pass- through voting privileges of Contract owners so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for the Contracts.

     19. AFD will be responsible for conducting training activities for Travelers' wholesalers regarding CRMC's approach to investment management in connection with Travelers' wholesaler support of the Series. Training will include initial sessions as to CRMC's investment approach and strategies, background in CRMC's investment results, information on CRMC's portfolio counselors managing the Series and general information on CRMC. AFD will provide such periodic additional training and refresher training as may be requested by Travelers. AFD will provide speakers and panelists at national sales meetings conducted by Travelers regarding the Series.

     From November 1, 1999 through October 31, 2000, in consideration of the activities performed by AFD for Travelers, Travelers will pay AFD a quarterly fee equal to 0.0625% of Series assets attributable to the Contracts.

     After October 31, 2000, in consideration of the activities performed by AFD for Travelers, Travelers will pay AFD a monthly fee equal to 1/12 of .25% on each Contract purchase payment that is less than one year old. For this purpose, purchase payment is defined as an original contribution made through the variable contracts directly into one of the Series' Funds. Any indirect payment, such as a transfer from any other contract investment option, is not considered a purchase payment.

     AFD will not enter into a similar agreement making the Series available to insurance companies affiliated with broker-dealers that have entered into a selling group agreement with

AFD for their proprietary insurance contracts/policies where such agreement provides for more compensation to be paid by the Series or for less compensation to be paid to AFD than is provided in sections 4 and 19, respectively, of this Agreement. Notwithstanding the foregoing sentence, this limitation is not intended to prevent AFD from entering into such agreements that provide for AFD to receive compensation of 0.25% on each contract purchase payment.

     20. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

          (i) By any party at any time upon one years' written notice to the other parties; or

          (ii) at the option of Travelers or the Series upon ten calendar days' prior written notice to the other parties if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

          (iii) at the option of Travelers, upon ten calendar days' prior written notice to the other parties, if shares of the Series are not reasonably available;

          (iv) at the option of Travelers, immediately upon written notice to the other parties, if the Series or CRMC fails to meet the requirements for either diversification under Section 817 or registered investment company status or if the Board of the Series terminates the Class 2 Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act; or

          (v) in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Travelers; in such event prompt notice shall be given by Travelers or the Series to the other parties.

     The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

     21. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received (a) when delivered by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     IF TO TRAVELERS:

     The Travelers Insurance Company
     The Travelers Life and Annuity Company
     One Tower Square
     Hartford, Connecticut 06183
     Attention: General Counsel
     Facsimile No.: 860-277-0842

     IF TO SERIES:

     American Variable Insurance Series
     333 S. Hope Street, 55th Floor
     Los Angeles, California 90071
     Attention: Michael J. Downer, Senior Vice President
     Facsimile No.: 213-486-9041

     IF TO AFD:

     American Funds Distributors, Inc.
     333 S. Hope Street, 55th Floor
     Los Angeles, California 90071
     Attention: Michael J. Downer, Legal Counsel and Secretary
     Facsimile No.: 213-486-9041

     IF TO CRMC:

     Capital Research and Management Company
     333 S. Hope Street, 55th Floor
     Los Angeles, CA 90071
     Attention: Michael J. Downer, Senior Vice President and Legal Counsel,
                Fund Business Management Group, and Secretary
     Facsimile No.: 213-486-9041

     22. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

     23. If this Agreement terminates, the Series, at Travelers' option, will continue to make additional shares of the Series available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. Travelers agrees not to redeem shares unless legitimately required to do so according to a Contract owner's request or under an order from the SEC.

     24. The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, Travelers and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if Travelers seeks satisfaction for any liability of the Series in respect of this Agreement, Travelers and the Account may seek recourse against CRMC.

     25. This Agreement shall be construed in accordance with the laws of the State of California.

     26. This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

     27. The following Paragraphs shall survive any termination of this
Agreement: 4, 16, 17, 21, 22-27.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

                                        THE TRAVELERS INSURANCE COMPANY
                                        (ON BEHALF OF THE ACCOUNT AND ITSELF)
Attest:


/s/ Christine Murphy                    By: /s/ George Kokulis
-------------------------------------       ------------------------------------
                                        Its: Executive Vice President


                                        THE TRAVELERS LIFE AND ANNUITY COMPANY

Attest:


/s/ Christine Murphy                    By: /s/ George Kokulis
-------------------------------------       ------------------------------------
                                        Its: Executive Vice President

                                        AMERICAN VARIABLE INSURANCE SERIES

Attest:


/s/ Kenneth R. Gorvetzian               By: /s/ Michael Downer
-------------------------------------       ------------------------------------
                                        Its: Senior Vice President


                                        AMERICAN FUNDS DISTRIBUTORS, INC.

Attest:


/s/ Kenneth R. Gorvetzian               By: /s/ K.G. Clifford
-------------------------------------       ------------------------------------
                                        Its: President


                                        CAPITAL RESEARCH AND MANAGEMENT COMPANY

Attest:


/s/ Kenneth R. Gorvetzian               By: /s/ James F. Rothenberg
-------------------------------------       ------------------------------------
                                        Its: President

Appendix A

     Contracts   TL-22240
                  L-22240

                 TL-22270
                  L-22270

Appendix B

     The Travelers Fund BD III for Variable Annuities
     The Travelers Fund BD IV for Variable Annuities
     The Travelers Separate Account Nine for Variable Annuities
     The Travelers Separate Account Ten for Variable Annuities

Appendix C

     American Variable Insurance Series

          Global Growth Fund Class 2
          Growth Fund Class 2
          Growth-Income Fund Class 2

                        AMENDMENT NO. 1 DATED MAY 1, 2001
              TO THE PARTICIPATION AGREEMENT DATED OCTOBER 1, 1999

     WHEREAS, The Travelers Insurance Company, The Travelers Life and Annuity Company, American Funds Insurance Series, American Funds Distributors, Inc., and Capital Research and Management Company have entered into a Participation Agreement where Travelers sells the Accounts with the Series, and AFD and CRMC;

     WHEREAS, Travelers proposes to issue to the public, now and in the future certain multi manager variable annuity and life insurance contracts ("Contracts") as set forth in Appendix A.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, the Travelers, the Account, the Series, AFD and CRMC hereby agree to delete Appendix A and B and add the following Appendix A and B.

                                   Appendix A

REPRESENTATIVE CONTRACTS:   TL-22240/L-22240
                            TL-12780/L-12758
                            TL-22270/L-22270
                            TL-15598/L-14498
                            TL-15847/L-15847
                            L-15310*
                            L-15491*
                            L-15779*
                            L-15927*

*    effective 10/01/01

                                   Appendix B

     The Travelers Fund BD for Variable Annuities
     The Travelers Fund BDII for Variable Annuities
     The Travelers Fund BDIII for Variable Annuities
     The Travelers Fund BDIV for Variable Annuities
     The Travelers Separate Account Nine for Variable Annuities
     The Travelers Separate Account Ten for Variable Annuities
     The Travelers Fund UL for Variable Life Insurance
     The Travelers Fund ULII for Variable Life Insurance
     The Travelers Fund UL III for Variable Life Insurance
     The Traveler Separate Account PP for Variable Life Insurance

Also, all parties now agree that variable annuity and life insurance contracts are offered under this Participation Agreement.

                                        THE TRAVELERS INSURANCE COMPANY
                                        (ON BEHALF OF THE ACCOUNT AND ITSELF)

Attest:


/s/ Louise-Anne Hundt                   By: /s/ Donald R. Munson, Jr.
-------------------------------------       ------------------------------------
                                        Its Vice President

                                        THE TRAVELERS LIFE AND ANNUITY COMPANY
                                        (ON BEHALF OF THE ACCOUNT AND ITSELF)

Attest:


/s/ Louise-Anne Hundt                   By: /s/ Donald R. Munson, Jr.
-------------------------------------       ------------------------------------
                                        Its: Vice President

                                        AMERICAN FUNDS INSURANCE SERIES

Attest:


/s/ Healy A. Java                       By: /s/ Michael Downer
-------------------------------------       ------------------------------------
                                        Its: Senior Vice President


                                        AMERICAN FUNDS DISTRIBUTORS, INC.

Attest:


/s/ Healy A. Java                       By: /s/ Michael Downer
-------------------------------------       ------------------------------------
                                        Its: Secretary


                                        CAPITAL RESEARCH AND MANAGEMENT COMPANY

Attest:


/s/ Healy A. Java                       By: /s/ Michael Downer
-------------------------------------       ------------------------------------
                                        Its: Vice President and Secretary

                    AMENDMENT NO. 2, DATED DECEMBER 31, 2002
              TO THE PARTICIPATION AGREEMENT DATED OCTOBER 1, 1999

Amendment to the Participation Agreement (the "Agreement") by and among, The Travelers Insurance Company, The Travelers Life and Annuity Company, (collectively, "the Company"), American Funds Insurance Series, American Funds Distributors, Inc., and Capital Research and Management Company each on behalf of itself and each of its segregated asset accounts listed in Appendix A.

WHEREAS, each of the parties desires to amend the Agreement as follows:

     1.   Travelers Distribution LLC is added as a party to the Agreement.

     2. All references in the Agreement to The Travelers Insurance Company, and The Travelers Life and Annuity Company shall be described as "the Company".

     3.   Paragraph 4 is amended to read as follows:

     4. The Series agrees to make Class 1 and Class 2 shares of all of its Funds available to the Contract. To the extent that the Company uses Class 2 shares, it will be entitled to a fee from the Series of .25% per annum of Class 2 assets attributable to the Contracts to offset Contract marketing expenses for as long as the Series' Rule 12b-1 plan remains in effect. Such payment will be by wire transfer. Wire transfers will be sent to the bank account and in the manner specified by the Company. Such wire transfer will be separate from wire transfers of redemption proceeds and distributions. Fund shares to be made available to Accounts for the Contracts shall be sold by the Series and purchased by the Company for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current prospectus of the Series. For purposes of this Paragraph 4, the Company shall be a designee of the Series for receipt of such orders from each Account, and receipt by such designee by 4:00 p.m. Eastern time shall constitute receipt by the Series only if the net purchase or redemption orders are transmitted to the Series by the Company by 10:00 a.m. Eastern time on the day following the Company's receipt of that information. "Business Day shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series calculates its net asset value pursuant to the rules of the SEC. The Series will make its shares available indefinitely for purchase at the applicable net asset value per share on those days on which the Series calculates its net asset value pursuant to the rules of the SEC, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each of the Funds available to the Company on a daily basis as soon as reasonably practical after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Series, and its investment adviser, CRMC, are responsible for maintaining net asset values for the Funds in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Funds shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. Orders or payments for shares purchased will be sent promptly to the Series and will be made in federal funds transmitted by wire.

Except as set forth above, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 2 to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.


                                        THE TRAVELERS LIFE INSURANCE COMPANY,
                                        on behalf of itself and its
                                        separate accounts


Attest:  /s/ William D. Wilcox          By: /s/ Ernest J. Wright
         -----------------------------      ------------------------------------
Name:    William D. Wilcox              Name: Ernest J. Wright
Title:   Assistant Secretary            Title: Vice President


                                        THE TRAVELERS LIFE AND ANNUITY COMPANY,
                                        on behalf of itself and
                                        its separate accounts


Attest:  /s/ William D. Wilcox          By: /s/ Ernest J. Wright
         -----------------------------      ------------------------------------
Name:    William D. Wilcox              Name: Ernest J. Wright
Title:   Assistant Secretary            Title: Vice President


                                        TRAVELERS DISTRIBUTION LLC


Attest:  /s/ Ernest J. Wright           By: /s/ Donald R. Munson Jr.
         -----------------------------      ------------------------------------
Name:    Ernest J. Wright               Name: Donald R. Munson Jr.
Title:   Secretary                      Title: President and CEO


                                        AMERICAN VARIABLE INSURANCE SERIES


Attest:  /s/ Herbert Y. Poon            By: /s/ Michael J. Downer
         -----------------------------      ------------------------------------
Name:    Herbert Y. Poon                Name: Michael J. Downer
Title:   Counsel                        Title: Senior Vice President


                                        AMERICAN FUNDS DISTRIBUTORS, INC.


Attest:  /s/ Herbert Y. Poon            By: /s/ Michael J. Downer
         -----------------------------      ------------------------------------
Name:    Herbert Y. Poon                Name: Michael J. Downer
Title:   Counsel                        Title: Secretary

                                        CAPITAL REASEARCH AND MANAGEMENT COMPANY


Attest:  /s/ Herbert Y. Poon            By: /s/ Michael J. Downer
         -----------------------------      ------------------------------------
Name:    Herbert Y. Poon                Name: Michael J. Downer
Title:   Counsel                        Title: Vice President and Secretary

                      AMENDMENT NO. 3, DATED APRIL 14, 2003
              TO THE PARTICIPATION AGREEMENT DATED OCTOBER 1, 1999

Amendment to the Participation Agreement (the "Agreement") by and among, The Travelers Insurance Company, The Travelers Life and Annuity Company, Travelers Distribution, LLC (collectively, "the Company"), American Funds Insurance Series, American Funds Distributors, Inc., and Capital Research and Management Company Each on behalf of itself and each of its segregated asset accounts listed in Appendix A hereto.

WHEREAS, The Company proposes to issue to the public, now and in the future certain multi manager variable annuity and life insurance contracts ("Contracts") as set forth in Appendix A.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties desires to expand the Accounts of the Company which invest in shares of the Fund, each of the parties hereby agree to amend Appendix A and B of the Amendment by adding the following to the existing language on Appendix A and B:

                                   Appendix A

REPRESENTATIVE   TL-22386/L-22386     TL-22156/L-22156
CONTRACTS:       TL-21256/L-21256     TL-22355/L-22355
                 TL-22270/L-22270     TL-14539/L-14539
                 TL-22378/L-22378     TL-14529/L-14529

                                   Appendix B

     The Travelers Fund ABD for Variable Annuities
     The Travelers Fund ABD II for Variable Annuities
     The Travelers Fund ABD for Variable Annuities "c" shares The Travelers Fund ABD II for Variable Annuities "c" shares The Travelers Separate Account PF for Variable Annuities The Travelers Separate Account PF II for Variable Annuities The Travelers Separate Account CPPVUL1
     TIC Separate Account Eleven for Variable Annuities
     TLAC Separate Account Twelve for Variable Annuities
     TIC Separate Account Thirteen for Variable Annuities
     TLAC Separate Account Fourteen for Variable Annuities
     TIC Variable Annuity Separate Account 2002
     TLAC Variable Annuity Separate Account 2002

Except as set forth above, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 3 to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.


                                        THE TRAVELERS INSURANCE COMPANY,
                                        on behalf of itself and its
                                        separate accounts


Attest:  /s/ William D. Wilcox          By: /s/ Ernest J. Wright
         -----------------------------      ------------------------------------
Name:    William D. Wilcox              Name: Ernest J. Wright
Title:   Assistant Secretary            Title: Vice President


                                        THE TRAVELERS LIFE AND ANNUITY COMPANY,
                                        on behalf of itself and
                                        its separate accounts


Attest:  /s/ William D. Wilcox          By: /s/ Ernest J. Wright
         -----------------------------      ------------------------------------
Name:    William D. Wilcox              Name: Ernest J. Wright
Title:   Assistant Secretary            Title: Vice President


                                        TRAVELERS DISTRIBUTION LLC


Attest:  /s/ Ernest J. Wright           By: /s/ Donald R. Munson, Jr.
         -----------------------------      ------------------------------------
Name:    Ernest J. Wright               Name: Donald R. Munson, Jr.
Title:   Secretary                      Title: President & CEO


                                        AMERICAN FUNDS INSURANCE SERIES


Attest:  /s/ Chad L. Norton             By: /s/ Michael J. Downer
         -----------------------------      ------------------------------------
Name:    Chad L. Norton                 Name: Michael J. Downer
Title:   Secretary                      Title: Senior Vice President


                                        AMERICAN FUNDS DISTRIBUTORS, INC.


Attest:  /s/ Chad L. Norton             By: /s/ Michael J. Downer
         -----------------------------      ------------------------------------
Name:    Chad L. Norton                 Name: Michael J. Downer
Title:                                  Title: Secretary


                                        CAPITAL RESEARCH AND MANAGEMENT COMPANY


Attest:  /s/ Chad L. Norton             By: /s/ Michael J. Downer
         -----------------------------      ------------------------------------
Name:    Chad L. Norton                 Name: Michael J. Downer
Title:   Vice President - Fund          Title: Vice President and Secretary
         Business Management Group

APPENDIX A

REPRESENTATIVE:  TL-22240 / L-22240
CONTRACTS:       TL-12780 / L-12758
                 TL-22270 / L-22270
                 TL-15598 / L-14498
                 TL-15847 / L-15847
                 TL-22386 / L-22386
                 TL-22156 / L-21256
                 TL-22270 / L-22270
                 TL-22378 / L-22378
                 L-15310
                 L-15491
                 L-15779
                 L-15927


APPENDIX B

The Travelers Fund BD for Variable Annuities
The Travelers Fund BD II for Variable Annuities
The Travelers Fund BD III for Variable Annuities
The Travelers Fund BD IV for Variable Annuities
The Travelers Separate Account Nine for Variable Annuities
The Travelers Separate Account Ten for Variable Annuities
The Travelers Fund UL for Variable Life Insurance
The Travelers Fund UL II for Variable Life Insurance
The Travelers Fund UL III for Variable Life Insurance
The Traveler Separate Account PP for Variable Life Insurance
TIC Separate Account Eleven for Variable Annuities
TLAC Separate Account Twelve for Variable Annuities
TIC Separate Account Thirteen for Variable Annuities
TLAC Separate Account Fourteen for Variable Annuities
TIC Variable Annuity Separate Account 2002
TLAC Variable Annuity Separate Account 2002

                              AS OF APRIL 14, 2003

                   AMENDMENT NO. 4 DATED AS OF APRIL 28, 2008
              TO THE PARTICIPATION AGREEMENT DATED OCTOBER 1, 1999,
                              AS PREVIOUSLY AMENDED

     Amendment to the Participation Agreement (the "Agreement") by and among MetLife Insurance Company of Connecticut, previously known as The Travelers Life Insurance Company, on behalf of itself and certain of its segregated asset accounts listed in Appendix A hereto, American Funds Insurance Series, American Funds Distributors, Inc. and Capital Research and Management Company.

          WHEREAS, on May 1, 2006, The Travelers Insurance Company was renamed MetLife Insurance Company of Connecticut ("MICC") and The Travelers Life and Annuity Company was renamed MetLife Life and Annuity Company of Connecticut ("MLACC");

     WHEREAS, on December 7, 2007, MLACC was merged with and into MICC;

     WHEREAS, the parties desire to amend the Agreement by expanding the Funds listed in Appendix A and updating the names of the MICC separate accounts listed in Attachment B.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follow:

     1. Appendix A of the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto.

     2. Appendix B is hereby deleted in its entirety and replaced with Appendix B attached hereto.

     3. Appendix C is hereby deleted in its entirety and replaced with Appendix C attached hereto.

Except as set forth above, expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 2 to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                      MET INSURANCE COMPANY OF CONNECTICUT
                                      (on behalf of the Accounts and itself)


                                      By: /s/ Christopher A. Kremer
                                          --------------------------------------
                                      Its: Christopher A. Kremer
                                           Vice President & Actuary


                                      AMERICAN FUNDS INSURANCE SERIES


                                      By: /s/ Steven I. Koszalka
                                          --------------------------------------
                                      Its: Secretary


                                      CAPITAL RESEARCH AND MANAGEMENT COMPANY


                                      By: /s/ C. M. Ward
                                          --------------------------------------
                                      Its: Senior Vice President

                                   APPENDIX A

Representative Contracts:

Annuities                                       Life
---------                              -----------------------
Blue Print I Unregistered              MetLife Variable Life
Blue Print II Unregistered             MetLife Accumulator
Gold Tract Select                      MetLife Accumulator II
Marquis                                MetLife Accumulator III
MetLife Access                         MetLife VSL II
MetLife Retirement Account             COLI
MetLife Retirement Perspectives        COLI - Series 2
Portfolio Architect                    COLI III
Portfolio Architect Access             COLI IV
Portfolio Architect Annuity            COLI 2000
Portfolio Architect II Annuity         Corporate Select
Portfolio Architect L Annuity          COLI PPVL
Portfolio Architect Plus Annuity
Portfolio Architect XTRA
Portfolio Architect 3
Prime Builder I Unregistered
Prime Builder II Unregistered
PrimElite IISM
Unallocated Group Variable Annuities
Unregistered Gold Track
Unregistered Gold Track Express
Unregistered Gold Track - VSP
Vintage Annuity
Vintage Access
Vintage II SM
Vintage IISM
Vintage LSM
Vintage XTRA
Vintage XTRA (Series II)
Vintage XTRASM
Vintage SM
Vintage 3SM
Vintage Access 3SM

                                   APPENDIX B

MetLife of CT Fund ABD for Variable Annuities
MetLife of CT Fund ABD II for Variable Annuities
MetLife of CT Fund ABD for Variable Annuities "c" shares
MetLife of CT Fund ABD II for Variable Annuities "c" shares
MetLife of CT Separate Account PF for Variable Annuities
MetLife of CT Fund BD for Variable Annuities
MetLife of CT Fund BD II for Variable Annuities
MetLife of CT Fund BD III for Variable Annuities
MetLife of CT Fund BD IV for Variable Annuities
MetLife of CT Separate Account PF II for Variable Annuities
MetLife of CT Separate Account TM for Variable Annuities
MetLife of CT Separate Account TM II for Variable Annuities
MetLife of CT Separate Account Nine for Variable Annuities
MetLife of CT Separate Account Ten for Variable Annuities
MetLife of CT Separate Account Eleven for Variable Annuities
MetLife of CT Separate Account Twelve for Variable Annuities
MetLife of CT Separate Account Thirteen for Variable Annuities
MetLife of CT Separate Account Fourteen for Variable Annuities
MetLife Insurance Company of CT Variable Annuity Separate Account 2002 MetLife Life and Annuity Company of CT Variable Annuity Separate Account 2002 MetLife of CT Separate Account QPN for Variable Annuities
MetLife of CT Separate Account QP for Variable Annuities
MetLife of CT Separate Account Five for Variable Annuities
MetLife of CT Separate Account PF for Variable Annuities
MetLife of CT Separate Account Six for Variable Annuities

MetLife of CT Fund UL for Variable Life Insurance
MetLife of CT Fund UL II for Variable Life Insurance
MetLife of CT Fund UL III for Variable Life Insurance
MetLife of CT Separate Account CPPVUL1
MetLife of CT Separate Account PP for Variable Life Insurance

                                   APPENDIX C

American Variable Insurance Series:

     -    Global Growth Fund - Class 2

     -    Growth Fund - Class 2

     -    Growth-Income Fund - Class 2

     -    Bond Fund - Class 2

     -    Global Small Capitalization Fund - Class 2

     -    High-Income Bond Fund - Class 2

     -    International Fund - Class 2

     -    New World Fund - Class 2

     -    U.S. Government/AAA Rated Securities Fund - Class 2

                  AMENDMENT NO. 5 DATED AS OF OCTOBER 20, 2005
              TO THE PARTICIPATION AGREEMENT DATED OCTOBER 1, 1999

     Amendment to the Participation Agreement (the "Agreement") by and among The Travelers Insurance Company and The Travelers Life and Annuity Company, each on behalf of itself and each of its segregated asset accounts listed in Appendix B hereto, and Travelers Distribution LLC (collectively, "the Company"), American Funds Insurance Series, American Funds Distributors, Inc. and Capital Research and Management Company.

     WHEREAS, the Company proposes to issue to the public, now and in the future, certain multi manager variable annuity and life insurance contracts ("Contracts") as set forth in Appenix A;

     WHEREAS, the parties desire to amend the Agreement by modifying the First Recital of the Agreement and replacing the Second Recital of the Agreement;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follows:

     1. The First Recital of the Agreement is deleted and replaced with the following:

     WHEREAS, the Company proposes to issue to the public, now and in the future, certain multi-manager variable annuity and variable life insurance contracts, and the Contracts or interests in the Accounts: (i) are or, prior to any issuance or sale will be, registered as securities under the Securities Act of 1933, as amended (the "1933 Act"); or (ii) are not registered because they are properly exempt from registration.

     2. The Second Recital of the Agreement is deleted and replaced with the following:

     WHEREAS, the Company has established one or more separate accounts ("Accounts"), as set forth in Appendix B, for the purpose of issuing the Contracts and each Account either: (i) has been registered or, prior to any issuance or sale of the pertinent Contracts, will be registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act"); or (ii) has not been so registered in proper reliance upon an exemption from registration under Section 3(c) of the 1940 Act.

     3.   Paragraph 19 is amended to read as follows:

          "19. AFD will be responsible for conducting training activities for the Company's wholesalers regarding CRMC's approach to investment management in connection with the Company's wholesaler support of the Series. Training will include initial sessions as to CRMC's investment approach and strategies, background in CRMC's investment results, information on CRMC's portfolio counselors managing the Series and general information on CRMC. AFD will provide such periodic additional training and refresher training as may be requested by the Company. AFD will provide speakers and panelists at national sales meetings conducted by the Company regarding the Series.

          On and after July 1, 2005, in consideration of the activities performed by AFD for the Company, the Company will pay AFD a fee equal to .16% on each Contract purchase payment. For this purpose, purchase payment is defined as an original contribution made through the variable contracts directly into one of the Series' Funds. Any indirect payment, such as a transfer from any other contract investment option, is not considered a purchase payment.

     In addition, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties desires to expand the Contracts and Accounts of the Company which invest in shares of the Fund and each of the parties hereby agree to amend Appendices A and B replacing the same with the Appendices A and B attached hereto.

     Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

                                   Appendix A
                                  October, 2005

REPRESENTATIVE   TL-12780 / L-12758   L-14634
CONTRACTS:       TL-14138 / L-14138   L-14663
                 TL-14529 / L-14529   L-14666
                 TL-14539 / L-14539   L-15310
                 TL-14663 / L-14663   L-15491
                 TL-15598 / L-15598   L-15799
                 TL-15847 / L-15847   L-15927
                 TL-21256 / L-21256   L-22426
                 TL-22156 / L-22156   L-24421
                 TL-22229 / L-22229   L-24422
                 TL-22240 / L-22240   L-15779
                 TL-22270 / L-22270   L-17755P
                 TL-22355 / L-22355   L-15310
                 TL-22378 / L-22378   L-17221
                 TL-22386 / L-22386

                                   Appendix B

The Travelers Fund ABD for Variable Annuities
The Travelers Fund ABD II for Variable Annuities
The Travelers Fund BD for Variable Annuities
The Travelers Fund BD II for Variable Annuities
The Travelers Fund BD III for Variable Annuities
The Travelers Fund BD IV for Variable Annuities
The Travelers Fund UL for Variable Life Insurance
The Travelers Fund UL II for Variable Life Insurance
The Travelers Fund UL III for Variable Life Insurance
The Travelers Separate Account CPPVUL1 for Variable Life Insurance The Travelers Separate Account PF for Variable Annuities
The Travelers Separate Account PF II for Variable Annuities
The Travelers Separate Account PP1 for Variable Life Insurance
The Travelers Separate Account PP2 for Variable Life Insurance
The Travelers Separate Account Five for Variable Annuities
The Travelers Separate Account Six for Variable Annuities
The Travelers Separate Account QP for Variable Annuities
The Travelers Separate Account QPN for Variable Annuities
The Travelers Separate Account TM for Variable Annuities
The Travelers Separate Account TM II for Variable Annuities
The Travelers Separate Account Nine for Variable Annuities
The Travelers Separate Account Ten for Variable Annuities
TIC Separate Account Eleven for Variable Annuities
TLAC Separate Account Twelve for Variable Annuities
TIC Separate Account Thirteen for Variable Annuities
TLAC Separate Account Fourteen for Variable Annuities
TIC Variable Annuity Separate Account 2002
TLAC Variable Annuity Separate Account 2002

     IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 4 to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                      THE TRAVELERS INSURANCE COMPANY
                                      (ON BEHALF OF THE ACCOUNT AND ITSELF)


                                      By: /s/ Paul L. LeClair
                                          --------------------------------------
                                      Its:


                                      THE TRAVELERS LIFE AND ANNUITY COMPANY
                                      (ON BEHALF OF THE ACCOUNT AND ITSELF)


                                      By: /s/ Paul L. LeClair
                                          --------------------------------------
                                      Its:


                                      TRAVELERS DISTRIBUTION LLC


                                      By: /s/ Richard Pearson
                                          --------------------------------------
                                      Its:


                                      AMERICAN FUNDS INSURANCE SERIES


                                      By: /s/ Chad L. Norton
                                          --------------------------------------
                                      Its:


                                      AMERICAN FUNDS DISTRIBUTORS, INC.


                                      By: /s/ Michael Downer
                                          --------------------------------------
                                      Its:


                                      CAPITAL RESEARCH AND MANAGEMENT COMPANY


                                      By: /s/ Michael Downer
                                          --------------------------------------
                                      Its: